      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1997

                                                      REGISTRATION NO. 333-23425
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                 PRE-EFFECTIVE
                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            JOURNAL REGISTER COMPANY
             (Exact name of Registrant as specified in its charter)

         DELAWARE                      2711                  22-3498615
     (State or other            (Primary Standard         (I.R.S. Employer
     jurisdiction of        Industrial Classification    Identification No.)
     incorporation or              Code Number)
      organization)

                           --------------------------

                              STATE STREET SQUARE
                              50 WEST STATE STREET
                               TRENTON, NJ 08608
                                 (609) 396-2200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           --------------------------

                               ROBERT M. JELENIC
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            JOURNAL REGISTER COMPANY
                              STATE STREET SQUARE
                              50 WEST STATE STREET
                               TRENTON, NJ 08608
                                 (609) 396-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

      ANDREW R. BROWNSTEIN, ESQ.                 JOHN S. D'ALIMONTE, ESQ.
    Wachtell, Lipton, Rosen & Katz               Willkie Farr & Gallagher
         51 West 52nd Street                       153 East 53rd Street
          New York, NY 10019                        New York, NY 10022
            (212) 403-1000                            (212) 821-8000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / _________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE       OFFERING PRICE        AGGREGATE           AMOUNT OF
              TO BE REGISTERED                  REGISTERED(1)        PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, $.01 par value per share        10,781,250 shares         $17.00           $183,281,250         $55,540(3)

(1) Includes shares issuable upon exercise of the Underwriters' over-allotment option. See "Underwriters."

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.


(3) $52,273 of the Registration Fee was previously paid.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trenton, State of New Jersey, on the 7th day of May, 1997.


                                JOURNAL REGISTER COMPANY

                                By:  /s/ JEAN B. CLIFTON
                                     ------------------------------------------
                                     Name: Jean B. Clifton
                                     Title:  Executive Vice President
                                              and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.


                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------

                          *                             Chairman, President, Chief Executive       May 7, 1997
     -------------------------------------------          Officer and Director (Principal
                  Robert M. Jelenic                       Executive Officer)

                                                        Executive Vice President, Chief
                          *                               Financial Officer and Director           May 7, 1997
     -------------------------------------------          (Principal Accounting Officer and
                   Jean B. Clifton                        Principal Financial Officer)

                          *
     -------------------------------------------        Director                                   May 7, 1997
                   Douglas M. Karp

                          *
     -------------------------------------------        Director                                   May 7, 1997
                    Sidney Lapidus

                          *
     -------------------------------------------        Director                                   May 7, 1997
                  John L. Vogelstein

                 /s/ JEAN B. CLIFTON
     -------------------------------------------
       *By Jean B. Clifton, as Attorney-in-Fact


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